Exhibit 4.15

PUGET SOUND POWER & LIGHT COMPANY

TO

OLD COLONY TRUST COMPANY,

OF BOSTON,

                                                                     TRUSTEE.

Fifty-Second Supplemental Indenture

Dated as of February 1, 1969

Relating to an issue of First Mortgage Bonds, 7 1/2% Series

Due February 1, 1999

Supplemental to Indenture dated as of June 2, 1924,

as supplemented and modified

(NOT PART OF INDENTURE)

THIS FIFTY-SECOND SUPPLEMENTAL INDENTURE, made as of the first day of February, 1969, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the “Company”), party of the first part, and OLD COLONY TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts and having its principal office in the City of Boston, in said Commonwealth (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY, a Massachusetts corporation (hereinafter sometimes called the “Predecessor Company”), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3 1/2% Series due 1984, and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture) ; and

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-first Supplemental Indenture dated as of December 1, 1954, a Forty-second Supplemental Indenture dated as of July 1, 1957, a Forty-third Supplemental Indenture dated as of May 1, 1958, a Forty-fourth Supplemental Indenture dated as of November 1, 1959, and a Forty-fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960 whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-seventh Supplemental Indenture dated as of February 1, 1961, a Forty-eighth Supplemental Indenture dated as of November 1, 1963, a Forty-ninth Supplemental Indenture dated as of May 1, 1964, a Fiftieth Supplemental Indenture dated as of January 1, 1966 and a Fifty-first Supplemental Indenture dated as of June 1, 1967, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and cancelled or payment duly and irrevocably provided for, except the Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/2% Series due 1988, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1991, the Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1993, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4% Series due 1994, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/4% Series due 1996 and the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 6 5/8% Series due 1997, which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 7 1/2% Series due 1999 (hereinafter sometimes called “Bonds of the 1999 Series”), and has authorized an initial issue of Twenty Million Dollars ($20,000,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company desires to execute and deliver this Fifty-second Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company, (b) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, and (c) adding to the Indenture other covenants and agreements to be hereafter observed by the Company; and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to secure the payment of the principal of, and the premium, if any, and interest on, the initial issue of Twenty Million Dollars ($20,000,000) principal amount of Bonds of the 1999 Series, and to make such Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms;

NOW, THEREFORE, this Fifty-second Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Power & Light Company, organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto Old Colony Trust Company, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture, is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

LIST OF REAL ESTATE ACQUIRED BY PUGET SOUND POWER & LIGHT

COMPANY TO DATE, AND NOT HERETOFORE SPECIFICALLY

DESCRIBED IN ANY PRIOR SUPPLEMENTAL MORTGAGE

KING COUNTY

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
20	22N*	5E*	Section 20, Township 22 North, Range 5E, Tract 32, R. O. Smith’s Orchard Tracts Addition to Kent, according to plat recorded in Volume 12 of Plats, Page 27, in King County, Washington; EXCEPT the South 201 ft. thereof.	Charles A. Johnson Estate May 29, 1968	5099	315

35	21N	4B	Section 35, Township 21 North, Range 4E, Lots 3 and 4, Block 8, C. D. Hillman’s Pacific City Addition to the City of Seattle, Division No. 1, according to plat recorded in Volume 13 of Plats, page 64, in King County, Washington	Russell E. Carver, in his separate interest April 2, 1968	5070	155

35	21N	4E	Section 35, Township 21 North, Range 4E, The south half of the following property: Lots 5, 6 and 7, Block 8, C. D. Hillman’s Pacific City Addition to the City of Seattle, Division No. 1, according to plat recorded in Volume 13 of Plats, page 64, in King County, Washington	Dean LeRoy Shuck and Marilyn Jean Shuck, his wife April 2, 1968	5070	152

35	21N	4E	Section 35, Township 21 North, Range 4E, Lots 8, 9 and 10, Block 8, C. D. Hillman’s Pacific City Addition to City of Seattle, Division No. 1, according to plat recorded in Volume 13 of Plats, page 64, in King County, Washington	Edward L. Fry, as his separate property May 27, 1968	5097	252

35	21N	4E	Section 35, Township 21 North, Range 4E, Lots 19 and 20, Block 9, C. D. Hillman’s Pacific City Addition to City of Seattle Division No. 1, according to plat recorded in Volume 13 of Plats, page 64, in King County, Washington	Dorothy Baker Tuttle, a widow March 1, 1968	5662	8

31	23N	SE	That portion of the west half of the southeast quarter of the northeast quarter of section 31, township 23 north, range S east, W. M., in King County, Washington, lying easterly of County Road No. 80, and lying easterly of Kent-Renton County Road, EXCEPT that portion thereof within the north 31 acres of the south half of the northeast quarter of said section 31, and EXCEPT that portion thereof lying within the south four acres of the northeast quarter of said section 31.	Wallace F. Crowe and Lottie F. Crowe, his wife February 20, 1968	5051	162

36	23N	4E	Section 36, Towsnhip 23 North, Range 4F„ Tract 18, Orillia Garden Tracts, according to plat recorded in volume 26 of plats, page 7, in King County, Washington.	Robert E. Sumner and Norma J. Sumner, his wife February 2, 1968	5045	91

29	24N	6E	The north 175 feet of the Southwest 1/4 of the Northeast 1/4 of Section 29, Township 24 North, Range 6 East, W. M., in King County, Washington; LESS portion lying easterly of a line beginning on the north line of said subdivision 326.53 feet west of the northeast	George W. Goode, as his separate estate September 15, 1967	4988	189

*	All numbers in the columns of the following tabulation under designation “Twp” indicate townships north of the Willamette Base Line, and the letters “E” and “W”- in the column under the designation “Range” indicate ranges east or west, as the case may be, of the Willamette Meridian.

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
			corner thereof; thence S°10 07’00’ east 177.77 feet to the south line thereof; and also LESS beginning at the northeast corner of said property; thence west along the north line thereof a distance of 50 feet; thence S°10 07’00” east a distance of 30 feet; thence east parallel to the north line of said property to a point which bears S 10°07’00” east from point of beginning; thence N 10°07’00” west a distance of 30 feet to the point of beginning.

36	21N	4E	Section 36, Township 21 North, Range 4E, A portion of lot 1, block 55, C. D. Hillman’s Pacific City Addition to City of Seattle, Div. No. 3, according to plat recorded in volume 14 of plats, page 28, in King County, Washington, described as follows Beginning at the northwest corner of said lot 1, and running thence southerly along the westerly line thereof 138.5 feet; thence easterly to a point on the easterly line of said lot which is 140.5 feet southerly from the northeast corner of said lot; thence northerly along said easterly line 140.5 feet to the northeast corner of said lot; thence westerly along the northerly line of said lot 439.85 feet to the point of beginning.	Orrie M. Fischer, formerly Orrie M. Barnes, as her separate estate Oct. 10, 1967	4998	255

9	21N	4E	Section 9, Township 21 North, Range 4E, Beginning at a point 825.10 feet North and 49.75 feet East of the Southwest corner of Section 9, Township 21 North, Range 4 E. W. M. King County, Washington; thence North 0°10’08” East along the Easterly margin of Pacific Highway South 60.00 feet to the point of beginning of this description; thence continuing North 0°10’08” East along said Easterly margin 150.00 feet; thence South 89°19’09” East 241.23 feet; thence South 44°34’29” East 40.87 feet; thence South 0°10’08” West 121.23 feet; thence North 89°19’09” West 270.00 feet to the point of beginning.	Federal Shopping Way, Inc. and Builders of Communities, Inc. Sept. 5, 1967	4982	135

24	23N	4E	All that portion of Government Lot 10, Section 24, Township 23 North, Range 4 East, WM., lying Northeasterly of the right of way of Puget Sound Electric Railway as same existed on January 30, 1962; lying Southwesterly of a line drawn parallel with and 100 feet Northeasterly, when measured at right angles, from the Northeasterly line of said Puget Sound Electric Railway; lying Northwesterly of a line drawn parallel with and 60 feet Northwesterly, when measured at right angles and/or radially, from the A-Line Survey of Primary State Highway No. 1 (SR 405), Green River Interchange Green River; and lying Southeasterly of the Green River.	The State of Washington Dec. 20, 1967	5029	291

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
36	21	4E	Section 36, Township 21 North, Range 4 East, Lot 1 Block 54, C.D. Hillman’s Pacific City Addition to City of Seattle, Division No. 3, according to plat recorded in Volume 14 of plats, page in King County, Washington, EXCEPT the south 178.66 feet thereof.	Ralph J. Pommert and Marguerite E. Pommert, husband and wife Nov. 6, 1967	5010	399

36	21N	4E	That portion of the southwest quarter of the southeast quarter of Section 36, Township 21 North, Range 4 East, W. M., in King County, Washington, lying northwesterly of the northwesterly right of way of the Inter-county River Improvement Channel, as conveyed to King County by deed recorded under auditor’s file No. 968440; situated in the town of Pacific City, County of Ring, State of Washington.	Alfred L. Pope and Patrick Pope, husband and wife Oct, 28, 1967	5007	338

36	21N	4E	That portion of the Southeast quarter of the Southeast quarter of Section 36, Township 21 North, Range 4 East, W.M., in King County, Washington, lying Westerly of the right-of-way of the Northern Pacific Railway Company, EXCEPT the Easterly one rod in width thereof.	Ben Korsten and Mary Louise Korsten, his wife Oct. 11, 1967	5000	484

34	23N	5H	The north 30 feet of the west 230 feet of the northeast quarter of section 34, township 23 north range 5 east, W.M., in King County, Washington, Except the west 30 feet thereof conveyed to King County for public road by deed recorded July 31, 1958, under auditor’s file No. 4927669.	Herman E. Anderson and Vivian L. Anderson, his wife, and Herman Sarkowsky and Faye Sarkowsky, his wife Oct. 19, 1967.	5006	140

27	23N	5E	That portion of the southeast quarter of section 27, township 23 north, range 5 east, W.M., in King Counts’, Washington, lying east of 140th Avenue Southeast, and southerly of Petrovitsky Road, as said road is described in Resolution No. 24547, dated July 23, 1962 of the Board of County Commissioners of Ian: County, Washington, and containing 0.65 acres more or less.	Fairwood Properties, a Joint venture of Sherwood Development Co. & United Homes Corp. Oct, 18, 1967	5006	140

33	25N	5E	The south 156 feet of that portion of the north 733 feet of the northwest quarter of the northwest quarter of Section 33, Township 25 North, Range 5 East, W.M., in King County, Washington, lying west of the Northern Pacific Railway right-of-way, EXCEPT the west 50 feet thereof lying within Secondary State Highway 1-A.	Bellevue Bowl, Inc., a Washington corporation Aug. 14, 1967	4971	546

2	21N	4E	The north half of the northeast quarter of the southeast quarter of the southeast quarter and the south half of the southeast quarter of the northeast quarter of the southeast quarter of section 2, township 21 north, 4 east, W.M., in King County, Washington EXCEPT the west 1 acre of the south half of the south of the northeast quarter of the southeast quarter and EXCEPT the east 30 feet of the north half of the northeast quarter of the southeast quarter of the southeast quarter conveyed to King County for road by deed recorded under auditor’s the No. 694377,	William L. O’Brien and Kathryn W. O’Brien, his wife Feb. 8, 1967	4896	207

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
35	26N	5E	A strip of land 250 feet in width in the Southwest Set of the Southeast 1/4 and the Southeast V4 of the Southwest 1/4 of Section 35, Township 26 North Range ‘5 East, W.M., in King County, Washington: and that portion of Government Lot 3, Section 2, Township 25 North, Range 5 East, W.M. in King County, Washington, lying northeasterly of the E. Bank of Sammamish River, described as follows: Beginning at the southwest corner of the Southwest V of the Southeast 1/4 of said Section 35; thence N2°28’32” E. along the west line thereof 143.43 feet to the point of beginning; thence N 48°18’46” E. 742.30 feet, more or less, along the southeasterly margin of said right of way to the southwesterly margin of State Rd. No. 2; thence northerly on a curve to the right having a radius of 1176.82 feet the radial center of which bears N 85°09’42” E. an arc distance of 332.09 ft. subtending a central angle of 13°33’42” to a point of tangency; thence N 8°43’24” E. 8.32 feet; thence S 48°18’46” W. parallel to said southerly margin and 250 feet distant as measured at right angles thereto to the east bank of the Sammamish River; thence southeasterly along said east bank of said river to a point which bears S 48°18’46” W. from the point of beginning; thence N 48°18’46” E. to the point of beginning.	Edward C. Sander and Virginia M. Sander, his wife Sept. 28, 1967	4996	262

35	26N	5E	Any portion of the bed of the Sammamish River which may adjoin the following described property: A strip of land 250 feet in width in the Southwest 1/4 of the Southeast 1/4 and the Southeast 1/4 of the Southwest 1/4 of Section 35, Township 26 North, Range 5 East, W.M. in King County, Washington, and that portion of Government Lot 3, Section 2,, Township 25 North, Range 5 East, W.M. in King County, Washington, lying northeasterly of the East Bank of Sammamish River described as follows: Beginning at the southwest corner of the Southwest 1/4 of the Southeast 1/4 of said Section 35; thence N 2°28’32” east along the west line thereof 143.43 feet to the point of beginning; thence N 48°18’46” east 742.30 feet, more or less, along the southeasterly margin of said right of way to the southwesterly margin of State Road No. 2; thence northerly on a curve to the right having a radius of 1176.82 feet, the radial center of which bears N 85°09’42” east an arc distance of 332:09 feet subtending a central angle of 13°33’42” to apoint of tangency; thence N.8°43’24” east 8.32 feet thence S 48°18’46” west parallel to said southerly margin and 250 feet distant as	Edward C. Sander and Virginia M. Sander, his wife Sept. 28, 1967	4996	263

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
			measured at right angles thereto to the east bank of the Sammamish River; thence southwesterly along said east bank of said river to a point which bears S 48°18’46” west from the point of beginning; thence N 48°18’46” east to the point of beginning.

35	21N	4E	The west half of the north half of the southeast quarter of the southeast quarter of Section 35, Township 21 North, Range 4 East, W.M.	James H. Schrengohst, as his separate estate Aug. 28, 1967	4979	662

36	21N	4E	Section 36, Township 21 North, Range 4 East, Beginning at the Northeast corner of Lot 3, Block 56, C. D. Hillman’s Pacific City Addition to City of Seattle, Division No. 3, according to plat thereof in Vol. 14 of plats, page 28, records of King County, Washington; thence south 155.10 feet along the east line of said Lot 3; thence Westerly on a line parallel with the north line of said Lot 3 to the West line of said Lot 3; thence north 155.10 feet to the North line of said Lot 3; thence Easterly to the point of beginning.	John Franklin Hanson and Elsie Hanson, husband and wife July 24, 1967	4972	235

35	21N	4E	The east half of the north half of the southeast quarter of the southeast quarter of Section 35, Township 21 North, Range 4 East, W.M.	Emma Jane Miller as her separate estate Aug. 30, 1967	4979	661

29	24N	6E	The south three-fourths of the southeast quarter of the northwest quarter of the northwest quarter; and The north 50 feet of the northeast quarter of the southwest quarter of the northwest quarter au, in Section 29, Township 24 North, Range 6 E.W.M., in King County, Washington.	Herb T. Mead, Trustee for Crest. View under an unrecorded Trust Agreement dated April 5, 1963 Aug. 1, 1967	4965	525

6	25N	5E	Section 6, Township 25 North, Range 5 East Lots 3, 4, 5 6, 19, 20 and 21, block 186, Town of Kirkland, according to plat recorded in volume 6 of plats, page 53, in King County, Washington.	Wendell Matthews and Marie Matthews, his wife Sept. 7, 1967	4982	340

12	22N	4E	The East 50 feet of that portion of the Southeast 1/4 of the Northwest 1/4 of Section 12, Township 22 North, Range 4 East, W.M. lying West of Puget Sound Power & Light Company right-of-way (formerly Seattle-Tacoma Interurban Railway Company); EXCEPT County Road, otherwise known as the Frank McClellan Road No. 22; Situate in the of Kent, County of King, State of Washington.	M. R. Mastro and Joan Kelley Mastro his wife Aug. 16, 1967	4974	356

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
28	23N	4E	Beginning at the northeast corner of the west half of the southeast quarter of the southeast quarter of section 28, township 23 north, range 4 east, W. M., in King County, Washington; thence south 0°37’ east 792.5 feet along the easterly line of said subdivision; thence south 89°50’ west 101.82 feet to a point north 89°50’ east 230 feet from the west line of the east half of the west half of the southeast quarter of said section and the true point of .ginning thence north 89°50’ east 101.82 feet; thence south 0°37’ east 494.64 feet along the east line of the west half of the southeast quarter of the southeast quarter of said section to the north line of the County Road; thence westerly along the County Road 102.34 feet to a point 230 feet east of the west line of the east half of the west half of the southeast quarter of the southeast quarter; thence north to the true point of beginning EXCEPT the north 180 feet measured along the east line.	Kermit Unruh and Margaret E. Unruh, his wife, on date of acquiring title and all time since. Aug. 31, 1967	4980	362

21	24N	5E	That portion of the northeast quarter of section 21, township 24 north, range 5 east, W. M., in King County, Washington, lying easterly of Coal Creek Lake Boren Road, as conveyed to King County, by deed recorded under auditor’s file No. 5700899 and amended by deed recorded under auditor’s file No. 5934305; southerly of Coal Creek Newport Road, as conveyed to King County, by deed recorded under auditor’s file No. 5554785; and westerly of the westerly margin of the 100 foot easement as granted to Puget Sound Power & Light Company, by instrument recorded February 26, 1929 in volume 1423 of deeds, page 430, under auditor’s file No. 2520354.	Corinthian Corporation, a Washington corporation May 26, 1967	4946	513

2	25N	6E	PARCEL A: That portion of Govt Lot Three (3) in Section Two (2), Township Twenty- five (25) North, Range Six (6) East, W. M., described as. follows: Beginning at the Northeast corner of said Lot 3; thence North 88°11’36” West along the North line of said Lot 3 a distance of 228.87 feet to its intersection with the Northerly margin of that certain transmission line easement conveyed to the United States of America by instrument dated November 9, 1956 and recorded under Auditor’s File No. 4770890, and the true point of beginning; thence South 65°38’03” West a distance of 617.02 feet to the angle point formed by the intersection of said Northerly margin and the Westerly margin of said easement; thence South 10°55’10” West along said Westerly line a distance of 182.84 feet; thence North 23°28’30” West a distance of 500.63 feet to the North line of said Lot 3; thence South 88°11’36’ East along said Northerly line a distance of 796.52 feet to the true point of beginning.	Weyerhaeuser Company, a Washington Sept. 1, 1967	4982	107

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
33	26N	6E	PARCEL B: The North 200 feet of the South Half of the Northeast Quarter (S1/2 of NE 1/4) of Section Thirty-three (33), Township Twenty-six (26) North, Range Six (6) East, W. M.

34	26N	6E	PARCEL C: The North 200 feet of the South Half of the Northeast Quarter (S1/2 of NE1/4 ) and the North 200 feet of the South Half of the Northwest Quarter (516 of NW1/4) of Section Thirty-four (34), Township Twenty-six (26) North, Range Six (6) East, W.M.

26	23N	4E	That portion of the Northwest 1/4 of Section 26, Township 23, North, Range 4 East, W.M., described as follows: Commencing at the South- west corner of said subdivision; thence South 89°21’31” East along the South line thereof 1961.64 feet to the West margin of 57th Avenue South (Mess Bros. Road); thence North 00°09’22” West along said West margin a distance of 400.00 feet; Thence North 89°21’31” West a distance of 6.00 feet to the West margin of 57th Avenue South as widened by deed from Southcenter Corporation to City of Tukwila, and the true point of beginning; thence continuing North 89°21’31” West la distance of 160.98 feet to the Easterly margin of Primary State Highway No. 1, as condemned in United States District Court Cause No. 6010; Thence North 12°46’41’ East along said Easterly margin a distance of 9.48 feet to an angle point therein; thence North 23°31’36” West along said Easterly margin a distance of 129.77 feet; thence around a curve to the left the center of which bears North 78°43’19” West, having a central angle of 00°41’54” an arc distance of 73.49 feet; thence South 89°21’31” East a distance 194.73 feet to the West margin of 57th Avenue South; thence South 00°34’46” East along said margin as widened a distance of 200.00 feet to the true point of beginning; Situate in the City of Tukwila, County of King, State of Washington.	Connecticut General Life Insurance Company, a Connecticut Corporation April 25, 1967	4933	280

34	26N	6E	Southeast quarter of northeast quarter of northeast quarter of section 34, township 26 north, range 6 east, W. M., in King County, Washing- ton, EXCEPT the northerly 15 feet reserved for road purposes.	Mildred M. O’Brien, as her separate estate May 15, 1967	4932	573

32	23N	4E	The East 150 feet of the South 1/2 of the Southwest 1/4 of the Southeast 1/4 of the Southwest 1/4 of Section 32, Township 23 North, Range 4 East, W.M.; EXCEPT the South 30 feet thereof; Situate in the County of King; State of Washington.	Marcus M. Ohlson and Lois P. Ohlson, his wife Jan. 19, 1967	4891	633

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
3	21N	4E	Beginning at the southeast corner of the south- west quarter of section 3, township 21 north, range 4 east, W.M., in King County, Washington; north along the east line of said southwest quarter a distance of 30 feet to the true point of beginning; thence west along a line parallel with and 30 feet north of the south line of said subdivision to a point which is 180 feet east of the west line of the southeast quarter of the southwest quarter of said section 3; thence northeasterly in a straight line to a point 260 feet east and 130 feet north of the southwest corner of said southeast quarter of the southwest quarter; thence north 76.96 feet; thence easterly along a line parallel to the south line of the southwest quarter to a point on the east line of the southwest quarter 206.76 feet from the southwest quarter corner; thence southerly along the said east line of the southwest quarter a distance of 176.96 feet to the true point of beginning.	Dorothy J. Pratt, as her separate estate Feb. 6, 1967	4896	245

14	24N	5E	That portion of the Northeast Quarter of the Southeast Quarter of the Northeast Quarter (NE1/4 of SE1/4 of NE1/4) of Section Fourteen (14), Township Twenty-Four (24) North, Range Five (5) East, W. M. described as follows: Beginning at the Southeast corner of said Northeast Quarter of Southeast Quarter of Northeast Quarter (NE% of SE1/4 of NE1/4 ); thence North 6°30’ West 170.00 feet, more or less, to the Easterly boundary line of the right of way of the Ed Lelfhelm County Road; thence Northeasterly along said Easterly boundary line 65.00 feet, more or less, to its intersection with the East line of said Section Fourteen (14); thence Southerly along said East line a distance of 225.00 feet, more or less, to the point of beginning.	Weyerhaeuser Company, formerly Weyerhaeuser Timber Company, a Washington corporation July 22, 1968	3126	486

4	22N	4E	The north 150 feet in width of the following described property: That portion of the Southwest quarter of the Northeast quarter of Section 4, Township 22 North, Range 4 East, W.M., records of said county, described as follows: Beginning at the intersection of the westerly line of 28th Avenue South with the Northerly line of South 200th Street, said point of intersection being 20.00 feet north and 53.960 feet west of the southeast corner of said subdivision; thence north along said westerly line 85 feet to the true point of beginning; thence continuing north along said westerly line 270.6 feet; thence north 89°45’20” West 240.05 feet; thence South 2°46’30” East 271.63 feet, more or less, to a point west of the true point of beginning; thence East 239.44 feet, more or less, to the true point of beginning.	Edward C, Fordham and Anabelle Starr Fordham, his wife April 16, 1968	5082	31

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
17	25N	5E	That portion of the southeast quarter of the northwest quarter of section 17, township 25 north, range 5 east, W.M., in King County, Washington, described as follows: Beginning at the intersection of the north margin of Northeast 52nd Street with the west margin of 108th Avenue Northeast; thence south 89°49’59” west along said north margin 259 feet to the true point of beginning; thence south 89°49’59” west a distance of 200 feet; thence northerly 150 feet; thence 89°52’44” east 200 feet; thence south 150 feet to the true point of beginning.	John Herbert Ewing and Augusta Ewing, his wife July 24, 1968	5122	415

35	21N	4E	Lots 1 to 7, inclusive, block 9, C. D. Hillman’s Pacific City Addition to the City of Seattle Division No. 1, according to the plat recorded in volume 13 of plats, page 64, in King County, Washington.	Joseph Dahlem and Lanora Lee Dahlem, his wife Sept. 11, 1968	5142	472

25	26N	4E	West half of lot 1 and west half of lot 2, block 1, Kerr’s Lake Washington One Acre Tracts, according to the plat recorded in volume 17 of plats, page 4, in King County, Washington. Together with an easement over the northerly 30 feet in width of easterly half of lot 2, for electrical transmission facilities as recorded under auditor’s file No. 6368365.	Michael Eskola, as his separate estate who is identical with Stanley Michael Eskola June 26, 1968	5107	430

36	21N	4E	The north 130 feet of the west 570 feet of the southeast quarter of the southwest quarter of Section 36, Township 21 North, Range 4 East of the W.M. Subject to: Easement for road purposes over and across the north 20 feet of said premises, recorded July 17, 1939, under auditor’s file No. 3054954. Also, upon said north 20 feet Grantor reserves easement rights for utilities. Exceptions and reservations contained in deed from the State of Washington recorded under auditor’s file No. 1695880, whereby the grantor excepts and reserves all oils, gases, coal, ores, minerals, fossils, etc., and the right of entry for opening, developing and working mines, etc., provided. that no rights shall be exercised until provision has been made for full payment of all damages sustained by reason of such entry.	Aaron Litowitz and Faythe H. Litowitz, his wife Aug. 29, 1968	5139	296

17	26N	5E	That portion of the north half of the north half of the southwest quarter of the northeast quarter of Section 17, township 26 north, range 5 east,, W.M., in King County, Washington, d scribed as follows: Beginning at the intersection of the north line of said subdivision with the west line of the east 30 feet thereof; thence south 2°31’33” west along said west line 60 feet; thence north 88°06’46” west parallel with the north line of said subdivision 213 feet; thence south 2°31’33* west 152.05 feet to the north line	Emily L. Shortreed, individually and as Executrix of the Will of Lester L. Shortreed, Deceased Oct. 2, 1968	5151	508

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
			of the south 118 feet of said subdivision; thence north 62°08’23” west 77.39 feet; thence south 77°35’31” west 138.14 feet to the northeasterly line of Tolt River pipeline right-of-way as condemned by the City of Seattle, in King County Superior Court Cause No. 514489; thence north 62°36’27” west along said northeasterly line 492.94 feet to the north line of said north half of the north half; thence south 88°06’46” east along said north line 863.69 feet to the point of beginning.

PIERCE COUNTY

6	20N	5E	The east 170 feet of the west 270 feet as measured at right angles to the west line of the east 1/2 of the southwest 1/4 of Section 6, Township 20 North, Range 5 East, W.M. TOGETHER WITH: The south 170 feet in width of the west 270 feet in width of the southeast 1/4 of the northwest 1/4 of said Section 6, Township 20 North, Range 5 East, W.M.	West Tacoma Newsprint Company, a Washington corporation April 6, 1967	1437	49

8	20N	5E	That part of the southwest quarter of the northeast quarter of Section 8, Township 20 North, Range 5 East of the W.M., lying westerly of Forest Canyon Road also known as North Tapps Highway.	Lake Tapps Development Co., Inc., a Washington corporation April 4, 1967	1435	820

1	20N	4E	A strip of land 130 feet in width lying west of, adjoining, and parallel to the Northern Pacific Railway Company’s right of way, in the east half of the southeast quarter of the northeast quarter of Section 1, Township 20 North, Range 4 East of the W.M. EXCEPT Indian Ferry-Stuck Valley County Road also known as Stewart Road.	Dorothy Jean Brady, as her separate property Nov. 29, 1967	1461	600

6	20N	5E	The south 170 feet of that portion of Governmeat Lot S in Section 6, Township 20 North, Range 5 East, W.M. lying east of Plat of Irving- ton as recorded in Book 6 of Plats at page 71, which plat of Irvington was vacated under Auditors Fee No. 2089900. AND, the south 170 feet of that portion of said vacated plat of Irvington comprising Lot A, Lots 1, 2 and portion of Lot 3 of Block 4, together with the east 30 feet of street abutting the west line of said lots as lying within said south 170 feet of said plat. Also, the south 170 feet of Block 1 of said vacated plat of Irvington, together with the west 30 feet of street abutting the east line of said Block 1; EXCEPT that portion thereof conveyed	Walter Eriksen and Lorna Eriksen, his wife. Nov. 29, 1967	1463	4

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
			to the State of Washington for road purpose, and EXCEPT the south 60 feet of vacated old Bond Road No. 4.

5	19N	4E	Beginning at the northeast corner of Lot 1, Block 1, of The Local Investment Company Addition according to plat recorded in Book 9 of Plats at page 21, records of Pierce County, Washington; thence west along the north line of said Lot 240.76 feet; thence south parallel with the west line of said Lot to a point 150 feet north of the south line of said Lot; thence east parallel to said south line to the east line of Lot 1, thence north to the point of beginning. EXCEPT the north 100 feet of the east 100 feet thereof.	Anna S. Lorensen, a widow. Jan. 17, 1968	1467	177

6	20N	5E	Lots 1 to 4, inclusive, Block 2, and Lots 1 to 4, inclusive, Block 3, Irvington, Pierce County, Washington according to plat recorded in Book 6 of Plats at page 71. TOGETHER with portions of streets and alleys abutting thereon, all of which lots, blocks, streets, and alleys were vacated by Resolution No. 10488 of the Board of Pierce County Commissioners on January 25, 1965 and recorded February 17, 1965 under Auditor’s Fee No. 2089900.	Richard A. Combs and Clara E Combs, husband and wife. July 10, 1967	1446	230

4	20N	5E	That portion of Lot 1, Block 1, Lake Tapps Evergreen Point as recorded in Volume 16, pages 90.91 of Plats, records of Pierce County, Washington, lying westerly of a line described as beginning at a point on the north line of the northwest quarter of the southwest quarter of Section 4, Township 20 North, Range 5 East of W. M., south 87°59’44• east 387.05 feet from the northwest corner thereof, thence south 30°14’03” west to the shore of Lake Tapps.	Marion W. Turner and Edith B. Turner, husband and wife. June 5, 1967	1441	660

8	20N	5E	That portion of Lot 7, in the plat of Lake Tapps Driftwood Point No. 4, according to plait recorded in Book 18 of Plats at page 70, records of Pierce County, Washington, lying westerly of the easterly line of a 300 foot electric transmission line right of way granted to the United States of America by easement recorded under Auditor’s Fee No. 1297492, records of said county. EXCEPT the easterly 30 feet and the southerly 30 feet thereof retained by Sellers for road purposes. The Purchaser, however, shall have easement rights over said roads for and egress and for the extension of electric wires over, upon and across said roads.	Gary G. Skinner and Janis M. Skinner, husband and wife. May 17, 1967	1439	419

SKAGIT COUNTY

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
11	35N	8E

That portion of Government Lot 1 in Section 11, Township 35 North, Range 8 East W. M., described as follows:

Beginning at the northwest corner of said Sec- tion 11; thence South 0°15’56” West along the West line of said Section 11 a distance of 649.33 feet to the South City limits line of the Town of Concrete; thence North 89°23’11” East along said City limits line a distance of 288.13 feet to the true point of beginning for this description (said point being on the East line of the County road); thence along said County Road the following courses and distances: North 42°42’28” East a distance of 2.32 feet to the beginning of a curve to the left, said curve having a radius of 298.28 feet; thence along said curve, through a central angle of 19°49’, an arc distance of 103.17 feet; thence North 22°53’28” East a “ distance of 66.50 feet to the beginning of a curve to the right, said curve having a radius of 250.76 feet; thence along said curve, through a central angle of 30°29’, an arc distance of 133.41 feet to a point of compound curve; thence along a curve to the right, having a radius of 647.57 feet, through a central angle of 13°03’, an arc distance of 147.49 feet to a point of compound curve; thence along said curve to the right, having a radius of 59.00 feet, through a central angle of 87°09’, an arc distance of 89.74 feet; thence South 26°25’32” East a distance of 351.52 feet; thence along a curve to the left, having a radius of 130.00 feet, through a central angle of 28°12’, an arc distance of 63.98 feet; thence South 54°37’37” East a distance of 136.09 feet; thence (lea g said County Road) South 0°36’49” East a distance of 105.00 feet; thence South 89°23’11” West parallel to and 255.00 feet (as measured at right angles) South of the City Limits line of the Town of Concrete, a distance of 702.78 feet to the East line of the County road; thence along said County Road: North 31°45’32’ West a distance of 88.58 feet to the beginning of a curve to the right having a radius of 95.00 feet; thence along the arc of said curve through a central angle of 74°28’ a distance of 123.47 feet; thence North 42°42’28” East a distance of 89.18 feet to the true point of beginning; EXCEPT that portion thereof, if any, that might lie within the boundaries of tracts previously conveyed to Puget Sound Power and Light Company by deeds recorded in Volume 136 of Deeds, pages 235, 237 and 396, recorded April 16 and May 7, 1925, respectively.

				Lone Star Cement Corporation, a Maine corporation June 27, 1967	3	134

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
19	34N	3E	That portion of the Southeast quarter of the Northeast quarter of Section 19, Township 34 North, Range 3 East, W.M., described as follows: Beginning at a point on the East right of way line of the LaConner-Bay View County Road that is 208.7 feet North and 35.0 feet East of the Southwest corner of said subdivision (said point being on the North line of that certain tract conveyed to Rowland Lockhart by Deed dated January 30, 1922, recorded Febru- ary 25, 1922, in Volume 125 of deeds, page 131, records of Skagit County); thence North 89°26’ East parallel to the South line of said subdivision, and along the North line of said Lockhart Tract a distance on 100 feet to the true point of beginning of this description; thence North 0°23’45” West, parallel to the West line of said subdivision, 100 feet; thence South 89°26’ West 100 feet to the East line of the County road; thence North along said East line 70 feet; thence North 89°26’ East 115 feet; thence South 0°23’45” East, parallel to the West line of said subdivision 170 •feet, more or less, to the North line of said Lockhart Tract; thence South 89°26’ West along the North line of said Lockhart Tract, 15 feet, more or less, to the point of beginning, EXCEPT that portion conveyed to Skagit County for road purposes by deed dated April 18, 1946, recorded April 25, 1946, as Auditor’s File No. 391052.	Archie Peth and Anna Peth, Husband and Wife. May 28, 1968	16	523

THURSTON COUNTY

14	18N	2W	Lots 7 and 8, block 30, Town of Olympia, according to the plat thereof recorded in volume 1 of Plats, page 14, records of said county, EXCEPTING therefrom railroad right of way. TOGETHER with the southerly one-half of vacated alley adjoining said lot 8 on the North, and all of vacated alley adjoining said lot 7 on the North, and the westerly one-half of vacated alley adjoining said lot 7 on the east.	K. L. Strandberg, as his separate estate. Nov. 30, 1966	419	111

WHATCOM COUNTY

6	37N	3E	Lost 1 to 8, inclusive, and Lots 23 to 30, inclusive, together with the vacated South 10 feet of Taylor Avenue abutting on Lots 1 and 30, Block 249, “Plat of the Fairhaven Land Company’s Third Addition to Fairhaven, Wash.,” now a part of the consolidated City of Bellingham, Whatcom County, Washington, as per the map thereof, recorded in Book 2 of Plats, page 52, in the Auditor’s office of said County and State.	N. G. Livermore and Ruth V. Livermore, his wife. May 20, 1968	79	245

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
20	40N	3E	A portion of Lots 1 and 2, Block 1, “Hawley and Lawrence’s Addition to Lynden,” Whatcom County, Washington, as per the map thereof, recorded in Book 1 of Plats, page 46, in the Auditor’s office of said county and state, de- scribed as follows: Beginning at a point on the Northeasterly line of said Lot 2, 122.00 feet Southeasterly of the Northeast corner of said Lot 2; thence Southeasterly along the Northeasterly line of Lot 2, 20 feet; thence Southwesterly parallel to the Northwesterly line of said Block 1 and at right angles to the Northeasterly line of Lot 2, 109.93 feet to the West line of said Block 1; thence Northerly along said West line, 22.09 feet; thence Northeasterly parallel with the Northwesterly line of Block 1, 100.56 feet to the point of beginning.	The Society For Christian Instruction of Lynden, Washington, Inc., a Washington Corporation. Aug. 10, 1967	65	289

19	39N	1E	PARCEL A: The east 1/3 of the west 1/2 of Government Lot 4, Section 19, Township 39 north, Range 1 east of the W. M., EXCEPT County Road, described in instruments recorded under auditor’s file No. 510264 and 510394. TOGETHER with second class tidelands abutting thereon.	Vernon B. Pratt and Twilia L Pratt, his wife. Dec. 5, 1967	71	30

			PARCEL B: The east 2/3 of the northeast quarter of the northeast quarter of Section 19, Township 39 north, Range 1 east of the W. M. EXCEPT the north 20 feet for County Road, as recorded under auditor’s file No. 147105.

19	39N	1E	The west 20 rods of the northwest quarter of the northeast quarter and of Government Lot 3, Section 19, Township 39 North, Range 1 East, W. M., Whatcom County, Washington, TOGETHER with all tidelands of the second class abutting thereto.	Jared James Davis and Audrey B. Davis, his wife. Feb. 22, 1968	77	790

19	39N	1E	Government Lot 2, Section 19, Township 39 North, Range 1 East, W. M., Whatcom County, Washington, EXCEPT the west 700 feet thereof, TOGETHER with all tidelands of the second class abutting thereto.	Cherry Point Enterprises, Inc. Feb. 29, 1968	75	980

19	39N	1E	The east 325 feet of the west 700 feet of Government Lot 2, Section 19, Township 39 North, Range 1 East of W. M.	Grover C. Tachell and Martha IL Tachell, his wife. Mar. 4, 1968	75	246

19	39N	1E	PARCEL A: The west one-third of the northeast quarter of the northeast quarter of Section 19, Township 39 North, Range 1 East, W. M., Whatcom County, Washington.	Mildred J. Hammes and William M. Hammes, husband and wife. Jan. 6, 1968	72	637

			PARCEL B: The west two-thirds of the west half of Government Lot 4, Section 19, Township 39 North, Range 1 East, W. M., Whatcom County, Washington, TOGETHER with all tidelands of the second class abutting thereto.

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
			EXCEPT: Beginning at a point on the center line of Whatcom County Road No. 573, 2036 feet south of the northwest corner of the northeast quarter of Section 19, thence south along the center line of Road No. 573, 150 feet; thence east 175 feet; thence north 150 feet; thence west 175 feet to the point of beginning. EXCEPT: Beginning at the intersection of the east line of said west 2/2 of the west half of Government Lot 4 aforesaid and the southerly line of County Road No. 340; thence northwesterly along the southerly line of County Road No. 340 a distance of 138 feet 6 inches; thence northeasterly a distance of 234 feet on a bearing so that the northerly and of said 234 feet is a point exactly 67 feet west of the east line of the west 36 of the west 1/2 of said Government Lot 4 aforesaid; thence southeasterly to a point on said east line 246 feet north of the point of beginning; thence south along the said east line aforesaid 246 feet to the point of beginning. ALSO all uplands lying southerly of said County Road No. 340 and within the east and westerly lines of the above described tract projected southerly, TOGETHER with all tidelands of the second class abutting thereto.

19	39N	1E	The west 14 rods of the east 46 rods of the northwest quarter of the northeast quarter and of Government Lot 3, Section 19, Township 39 North, Range 1 East, W.M., Whatcom County, Washington, TOGETHER with all tidelands of the second class abutting thereto.	Joyce Estelle Doolittle a/k/a Joyce B. Doolittle, Formerly Joyce Estelle Brown, and Gordon V. Doolittle, her husband. Feb. 17, 1968	74	718

19	39N	1E	All that portion of the Second Class Tidelands abutting Government Lot 3, Section 19 Town- ship 39 North, Range 1 East, W.M., lying west of the west line of the said Government Lot 3 extended south.	Joyce Estelle Doolittle a/k/a Joyce B. Doolittle, formerly Joyce Estelle Brown, and Gordon V. Doolittle, her husband. Feb. 17, 1968	74	643

19	39N	1E	All that portion of the Second Class Tidelands abutting Government Lot 3, Section 19 Town- ship 39 North, Range 1 East, W.M., lying west of the west line of the said Government Lot 3 extended south.	Gayl B. McDermott Feb. 16, 1968	74	642

19	39N	1E	The west 14 rods of the east 60 rods of the northwest quarter of the northeast quarter and of Government Lot 3, Section 19, Township 39 North, Range 1 East, W.M., Whatcom County, Washington, TOGETHER with all tidelands of the second class abutting thereto.	Gayl. B. McDermott and Paul D. McDermott, her husband. Feb. 16, 1968	74	641

19	39N	1E	The east 32 rods of the Northwest Quarter of the Northeast Quarter and of Government Lot 3, Section 19, Township 39 North, Range 1 East, W.M., TOGETHER with all tidelands of the second class abutting thereto.	Fred Ossewarde and Carol L. Ossewarde, his wife, and Lynne Bjornson. Dec. 18, 1967	73	20

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
19	39N	1E	A tract of land in Government Lot 4, Section 19, Township 39 North, Range 1 East, W.M., Whatcom County, Washington,, described as follows to-wit: Beginning at a point on the center line of Whatcom County Road No. 573, 2036 feet south of the northwest corner of the northeast quarter of the northeast quarter of Section 19; thence south along center line of Road No. 573, 150 feet; thence east 175 feet; thence north 150 feet; thence west 175 feet to the point of beginning.	Donald L. Guthrie and Marguerite Guthrie, husband and wife. Jan. 5, 1968	72	584

19	39N	1E	A tract of land located in the west 2/3 of the west 1/2 of Government Lot 4, Section 19, Township 39 North, Range 1 East, W.M., Whatcom County, Washington, described as follows: Beginning at the intersection of the east line of said west 34 of the west 31 of Government Lot 4 aforesaid and the southerly line of County Road No. 340; thence northwesterly along the southerly line of County Road No. 340, a distance of 138 feet six inches; thence northeasterly a distance of 234 feet on a bearing so that the northerly end of said 234 feet is a point exactly 67 feet west of the east line of the west 3/4 of the west 1/2 of said Government Lot aforesaid; thence southeasterly to a point on said east line 246 feet north of the point of beginning thence south along said east line aforesaid 246 feet to the point of beginning. ALSO all uplands lying southerly of said County Road No. 340 and with& the east and westerly lines of the above described tract projected southerly. TOGETHER with all tidelands of the second class abutting upon the uplands last herein described lying southerly of said County Road No. 340.	Lena V. Gauss Jan. 2, 1968	72	100

33	39N	2E	That portion of the northwest 1/4 of the south- east 1/4 of Section 33, Township 39 North, Ramp 2 East, W.M., described as follows: Beginning at the intersection of the north line (established June 16, 1891) of County Road No. 198, also known as Sunset Avenue, with the east line (as established January 8, 1916) of County Road No 563, also known as the Labounty Road; thence east along the north line of said Sunset Avenue 175.0 feet; thence north parallel with the center line of said Labounty Road 175.0 feet; thence west parallel with the center line of said Sunset Avenue 175.0 feet to the east line of said Labounty Road; thence south along said east line 175.00 feet to the point of beginning.	Clarence Lee Unruh, Jr. and Marcia Jane Unruh, his wife. Jan. 10, 1968	72	744

19	39N	1E	All Second Class Tidelands abutting the East 325 feet of the West 700 feet of Government Lot 2, Section 19, Township 39 North, Range 1 East, W.M.	Jared James Davis June 12, 1968	81	273

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
19	39N	1E	All Second Class Tidelands abutting the East 325 feet of the West 700 feet of Government Lot 2, Section 19, Township 39 North, Range 1 East, W.M.	Alfred L. Mercy. June 11, 1968	81	278

19	39N	1E	All Second Class Tidelands abutting the East 325 feet of the West 700 feet of Government Lot 2, Section 19, Township 39 North, Range 1 East, W.M.	John E. Brown June 12, 1968	81	275

19	39N	1E	All Second Class Tidelands abutting the East 325 feet of the West 700 feet of Government Lot 2, Section 19, Township 39 North, Range 1 East, W.M.	Gayl B. McDermott Feb. 16, 1968	81	281

19	39N	1E	All Second Class Tidelands abutting the East 325 feet of the West 700 feet of Government Lot 2, Section 19, Township 39 North, Range 1 East, W.M.	Myrtle Davis Jan. 2, 1968	81	276

19	39N	1E	All Second Class Tidelands abutting the East 325 feet of the West 700 feet of Government Lot 2, Section 19, Township 39 North, Range 1 East, W.M.	Joyce Estelle Doolittle a/k/a Joyce B. Doolittle, formerly Joyce Estelle Brown, and Gordon V. Doolittle, her husband. Feb. 17, 1968	81	274

19	39N	1E	All Second Class Tidelands abutting the East 325 feet of the West 700 feet of Government Lot 2, Section 19, Township 39 North, Range 1 East, W.M.	Nellie Brown June 10, 1968	81	277

19	39N	1E	All Second Class Tidelands abutting the East 325 feet of the West 700 feet of Government Lot 2, Section 19, Township 39 North, Range 1 East, W.M.	Earl D. Brown May 28, 1968	81	279

19	39N	1E	All Second Class Tidelands abutting the East 325 feet of the West 700 feet of Government Lot 2, Section 19, Township 39 North, Range 1 East, W.M.	Dale Mercy June 12, 1968	81	280

20	40N	3E	A portion of Lot 3, Block 1, “Hawley and Whatcom County, Washington. as per the map thereof, recorded in Book 1 of Plats, page 46, in the Auditor’s office of said county and state, described as follows: Beginning at the Northwesterly corner of said Lot 3; thence South 25’15’20” East 122.00 feet along the Southwesterly line of said Lot 3 to the true point of beginning: Thence North 64°44’40” East, 25.00 feet; Thence South 25°15’20” East, 80.17 feet to the Northwesterly line of Front Street; Thence South 39°37’50” West, 27.61 feet to the Southwesterly corner of Lot 3; Thence North 25°15’20” West, 91.96 feet along the Southwesterly line of Lot 3 to the true point of beginning.	The Society for Christian Instruction of Lynden, Washington and The Washington Pacific District Advisory Board, Church of Nazarene. July 29, 1968	83	661

TO HAVE AND TO HOLD all and singular the said property, rights, privileges, easements, licenses and franchises and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Indenture or otherwise, has or shall hereafter become subject to the Indenture, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the Bonds and interest obligations issued and to be issued under and secured by the Indenture, and to secure the payment of such Bonds and the interest thereon, in accordance with the provisions of said Bonds and of the Indenture, without priority or distinction as to lien or otherwise of any Bonds over any other Bonds so that, except as otherwise expressly provided, the principal of, and the premium, if any, and interest on, every such Bond shall be equally and proportionately secured by the Indenture, as if all said Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Indenture, pursuant to and under and subject to the provisions and conditions and for the uses hereinafter and in the Indenture set forth; it being hereby agreed as follows, to wit:

ARTICLE ONE.

Bonds of the 1999 Series and Certain Provisions

Relating Thereto.

SECTION 1.01. A. Terms of Bonds of the 1999 Series. There shall be hereby established a series of Bonds, known as and entitled “First Mortgage Bonds, 7 1/ 2% Series due 1999” (herein referred to as the “Bonds of the 1999 Series”). The aggregate principal amount of the Bonds of the 1999 Series shall not be limited, except as provided in Section 3.01 and in Article Five of the Indenture, and hereafter as may be provided in any indenture supplemental thereto.

The definitive Bonds of the 1999 Series shall be issued only as registered Bonds without coupons of the denomination of $1,000 or any multiple thereof, numbered R1 upwards.

February 1, 1969 shall be the date of the commencement of the first interest period for Bonds of the 1999 Series. All Bonds of the 1999 Series shall mature February 1, 1999, and shall bear interest at the rate of 7 1/2% per annum until the payment of the principal thereof, such interest to be payable semi-annually on February 1 and August 1 in each year commencing August 1, 1969. The principal of, and the premium, if any, and interest on, the Bonds of the 1999 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Principal of and premium, if any, on Bonds of the 1999 Series will be payable at the principal corporate trust office in the City of Boston, Massachusetts, of the Trustee, except that in case of the redemption as a whole at any time of Bonds of the 1999 Series then outstanding, the Company may designate in the redemption notice other offices or agencies at which, at the option of the holders, Bonds of the 1999 Series may be surrendered for redemption and payment. Except as hereinbefore provided, interest on Bonds of the 1999 Series shall be payable at the principal corporate trust office in the City of Boston, Massachusetts, of the Trustee, in each case to the holder of record on the record date as hereinbelow defined. Interest on the Bonds of the 1999 Series may be paid by checks to the order of the persons entitled thereto, mailed to their addresses as they appear on the registry books of the Company.

The definitive Bonds of the 1999 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

Notwithstanding any provision in the Indenture to the contrary, each Bond of the 1999 Series shall be dated the date of the authentication thereof by the Trustee, and shall bear interest on the principal amount thereof from the interest payment date next preceding the date thereof to which interest has been paid on the Bonds of the 1999 Series, or if the date thereof is prior to July 16, 1969 then from February 1, 1969, or if the date thereof be an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date; provided, however, that if there shall be an existing default in the payment of interest on Bonds of the 1999 Series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, Bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the Bonds of the 1999 Series, or if no interest has been paid, from February 1, 1969.

Notwithstanding any provision in the Indenture to the contrary, the person in whose name any Bond of the 1999 Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of the 1999 Series upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of the 1999 Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of the 1999 Series shall be the registered holders of such Bonds of the 1999 Series on the record date for payment of such defaulted interest. The term “record date” as used in this Section 1.01, and in the form of the Bonds of the 1999 Series, with respect to any interest payment date applicable to the Bonds of the 1999 Series, shall mean the close of business on the January 15 next preceding a February 1 interest payment date or the July 15 next preceding an August 1 interest payment date, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed), or such record date established for defaulted interest as hereinafter provided.

In case of failure by the Company to pay any interest when due the claim for such interest shall be deemed to have been transferred by transfer of any Bond of the 1999 Series registered on the books of the Company and the Company, by not less than 10 days written notice to bondholders, may fix a subsequent record date, not more than 30 days prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

As permitted by the provisions of Section 3.10 of the Indenture and upon payment at the option of the Company of a sum sufficient to reimburse it for any stamp tax or other governmental charge as provided in Section 3.11 of the Indenture, Bonds of the 1999 Series may be exchanged for other registered Bonds of the 1999 Series of different authorized denominations of like aggregate principal amount. Notwithstanding the provisions of Section 3.11 of the Indenture, no further sum, other than the sum sufficient to reimburse the Company for such stamp taxes or other governmental charges, shall be required to be paid upon any exchange of Bonds of the 1999 Series or upon any transfer thereof.

The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 1999 Series. Notwithstanding any provision in the Indenture to the contrary, neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of the 1999 Series for a period of fifteen days next preceding any designation of Bonds of the 1999 Series to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

B. Form of Bonds of the 1999 Series. The Bonds of the 1999 Series, and the Trustee’s authentication certificate to be executed on the Bonds of said series, shall be in substantially the following forms, respectively:

[FORM OF FACE OF BOND OF THE 1999 SERIES]

No. R	$

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the State of Washington

FIRST MORTGAGE BOND, 7 1/2% SERIES DUE 1999

DUE FEBRUARY 1, 1999

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Washington (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                                                                           or registered assigns, the sum                                                               of Dollars on February 1, 1999, or earlier as hereinafter provided, and to pay interest hereon from the interest payment date next preceding the date hereof to which interest has been paid on the bonds of this series, or if the date hereof is prior to July 16, 1969 then from February 1, 1969, or if the date hereof is an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date, at the rate per annum specified in the title of this bond, payable semi-annually on the first days of February and August in each year until payment of the principal hereof; provided, however, that if there shall be an existing default in the payment of interest on bonds of this series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the bonds of this series, or if no interest has been paid, from February 1, 1969.

The interest so payable upon any February 1 or August 1 will, subject to certain exceptions described on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the January 15 preceding such February 1 or the July 15 preceding such August 1, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed).

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company, Boston, Massachusetts, or of its successor in trust, except that, in case of the redemption as a whole at any time of the bonds of this series then outstanding, the Company may designate in the redemption notice other offices or agencies at which, at the option of the holder, this bond may be surrendered for redemption and payment. Interest on this bond may be paid by check to the order of the person entitled to payment thereof, mailed to such person’s address as it appears on the registry books of the Company.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the authentication certificate hereon shall have been signed by the Trustee.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by the facsimile of the signature of its President or one of its Vice Presidents and by the facsimile of the signature of its Treasurer or an Assistant Treasurer or its Secretary, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed.

PUGET SOUND POWER & LIGHT COMPANY,
Dated:
By
President

And by
Treasurer

[FORM OF REVERSE OF BOND OF THE 1999 SERIES]

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of bonds of the Company known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Fifty-second Supplemental Indenture dated as of February 1, 1969, relating, among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”), reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

The bonds of this series are issuable solely as registered bonds without coupons in denominations of $1,000 and any multiple of $1,000.

This bond is to be treated as negotiable, subject to the requirements for registration hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price” (provided, however, that such right of Redemption prior to February 1, 1974 shall be limited as provided in the Fifty-second Supplemental Indenture), and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning February 1	Regular Redemption Price %	Special Redemption Price %
1969	108.10	100.60
1970	107.82	100.60
1971	107.54	100.59
1972	107.26	100.58
1973	106.98	100.58
1974	106.71	100.57
1975	106.43	100.56
1976	106.15	100.55
1977	105.87	100.54
1978	105.59	100.53
1979	105.31	100.52
1980	105.03	100.51
1981	104.75	100.50
1982	104.47	100.48
1983	104.19	100.47

Twelve Months’ Period Beginning February 1	Regular Redemption Price %	Special Redemption %
1984	103.91	100.45
1985	103.63	100.44
1986	103.36	100.42
1987	103.08	100.40
1988	102.80	100.38
1989	102.52	100.35
1990	102.24	100.33
1991	101.96	100.30
1992	101.68	100.27
1993	101.40	100.24
1994	101.12	100.21
1995	100.84	100.18
1996	100.56	100.14
1997	100.28	100.10
1998	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice given by first class mail, postage prepaid, as provided in the Fifty-second Supplemental Indenture to the holders of record of each bond affected not less than thirty days nor more than ninety days prior to the redemption date and subject to all other conditions and provisions of the Indenture.

If this bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds (of authorized denominations of the same series) for the unredeemed balance of the principal amount of this bond. In the event of the redemption of this bond in whole, payment of the redemption price will be made only upon surrender of this bond.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may be declared due and payable before maturity as provided in said Indenture.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose, at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto and subject to the terms and conditions set forth in said Indenture.

Neither the Company nor the Trustee shall be required to make transfers or exchanges of bonds of this series for a period of fifteen days next preceding any designation of bonds of said series to be redeemed, and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

The Fifty-second Supplemental Indenture provides that in the event of any default in payment of the interest due on any interest payment date, such interest shall not be payable to the holder of the bond on the original record date but shall be paid to the registered holder of such bond on the subsequent record date established for payment of such defaulted interest.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

[FORM OF ASSIGNMENT]

For value received the undersigned hereby sells, assigns, and transfers

Please Insert Social Security or Other Identifying Number of Assignee

fers unto		the within bond,

and all rights thereunder, hereby irrevocably constituting and appointing                                                               attorney to transfer said bond on the books of the Company, With full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

OLD COLONY TRUST COMPANY,
Trustee,

By
Authorized Officer

SECTION 1.02. Redemption Provisions for Bonds of the 1999 Series. The Bonds of the 1999 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

(a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the form of the Bonds of the 1999 Series set forth in Section 1.01 hereof; provided, however, that no redemption shall be made prior to February 1, 1974, directly or indirectly as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness has an effective interest cost to the Company (calculated after adjustment, in accordance with generally accepted financial practice, for any premium received or discount granted in connection with the indebtedness being incurred in such refunding operation) of less than the effective interest cost to the Company of the Bonds of the 1999 Series; or

(b) upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Special Redemption Price” in the tabulation in the form of the Bonds of the 1999 Series set forth in Section 1.01 hereof

(i) through the application of cash deposited with the Trustee for the sinking and improvement fund for the Bonds of said series provided for in Section 1.03 hereof, or

(ii) for use as a basis for credit, as provided in said Section 1.03, against the sinking and improvement fund payment for the Bonds of said series due not more than 12 months subsequent to the date fixed for such redemption, or

(iii) through the application of cash deposited with the Trustee for the depreciation fund provided for in Section 1.04 hereof, or

(iv) through the application of any trust moneys representing the proceeds of property taken, recaptured or sold in any transaction. to which the provisions of Section 7.04 of the Indenture are applicable, together in any case with interest accrued thereon to the date fixed for redemption, upon not less than thirty days nor more than ninety days notice given by first class mail, postage prepaid, to the holder of record at the date of such notice of each Bond of the 1999 Series affected, at his address as shown on the Bond register. Such notice shall be sufficiently given if deposited in the United States mail within such period. Neither the failure to mail such notice, nor any defect in any notice so mailed to any holder, shall affect the sufficiency of such notice with respect to other holders. The foregoing provision with respect to notice shall be subject to all other conditions and provisions of the Indenture not inconsistent herewith.

SECTION 1.03. Sinking and Improvement Fund for Bonds of the 1999 Series. As a sinking and improvement fund for the benefit of the holders of the Bonds of the 1999 Series, the Company covenants that it will, subject to the provisions in this Section hereinafter set forth, annually on or before January 31 in each year, beginning with 1971 and continuing to and including January 31, 1998, pay to the Trustee in cash an amount equal to the excess, if any, over the sum of the credits shown by the annual certificate hereinafter in this Section provided for, of an amount equal to the lowest multiple of $1,000 which equals or exceeds 1% of the aggregate principal amount of Bonds of the 1999 Series outstanding on the December 1 next preceding such January 31.

The payments and the dates upon which payments are required for the sinking and improvement fund as above provided are in this Section 1.03 and in the annual certificate hereinafter provided for referred to as “sinking and improvement fund payments” and “sinking and improvement fund payment dates”, respectively.

The Company shall file with the Trustee at least 45 days preceding any sinking and improvement fund payment date an officers’ certificate (herein referred to as an “annual sinking and improvement fund certificate”), substantially in the following form:

“PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE DATED AS OF JUNE 2, 1924

AS SUPPLEMENTED AND MODIFIED

ANNUAL SINKING AND IMPROVEMENT FUND CERTIFICATE

(Bonds of the 1999 Series)

The undersigned, one of whom is an accountant, in compliance with the provisions for a sinking and improvement fund contained in Section 1.03 of the Fifty-second Supplemental Indenture to the above mentioned Mortgage, do hereby certify as follows:

1. The amount of the sinking and improvement fund payment due on January 31, 19 (here there should be specified the January 31 next succeeding the date of filing of the certificate) computed as provided in Section 1.03 of said Supplemental Indenture (but before deduction of credits) is

$

2. The credits, if any, which the Company elects to take against said sinking and improvement fund payment are as follows:

(i) Bonds of the 1999 Series delivered or to be delivered to the Trustee concurrently herewith, or not later than the date specified in Item 1 above, of a principal amount equal to	$

(Here specify Bonds delivered or to be delivered.)

(ii) Bonds of the 1999 Series (or Bond credits therefor) which have been redeemed not more than 12 months preceding the date specified in Item 1 above, at the Special Redemption Price provided for in, and pursuant to the provisions of, subparagraph (ii) of Clause (b) of Section 1.02 of the Fifty-second Supplemental Indenture, of a principal amount equal to

$

(Here specify Bonds redeemed or Bond credits therefor.)

(iii) Bonds of the 1999 Series (or Bond credits therefor) redeemed at any time prior to the date specified in Item 1 above at the Regular Redemption Price provided for in Clause (a) of Section 1.02 of the Fifty-second Supplemental Indenture, of a principal amount equal to

$

(Here specify Bonds redeemed or Bond credits therefor.)

(iv) Unfunded net additions shown by net property additions applications heretofore or concurrently herewith filed with the Trustee, equal to $ , to the extent of 60% of said amount, i.e	$

Total credits pursuant to Item 2		$

3. (To be included only if credit is taken pursuant to Clause (i) of Item 2.) All Bonds delivered or to be delivered to the Trustee as stated in Clause (i) of Item 2 above have been bona fide issued and delivered to persons other than affiliates of the Company, and have been reacquired by the Company.

4. (This statement need be included only if credit is taken pursuant to Item 2.) None of the Bonds or Bond credits which are made the basis of a credit pursuant to Clauses (i), (ii) and (iii) of Item 2 above has been funded, and no net additions made the basis of a credit pursuant to Clause (iv) of Item 2 above have been funded, or, if funded, they have become unfunded pursuant to the provisions of the last two paragraphs of Section 1.35 of the Fortieth Supplemental Indenture, or (in the case of Bonds or Bond credits) such Bonds or Bond credits have been reinstated as provided in Section Four of Article II of Part I of said Fortieth Supplemental Indenture, or in Section 2.03 of said Fortieth Supplemental Indenture.

5. The balance, if any, of the above-mentioned sinking and improvement fund payment to be paid by the Company in cash, namely, the amount set forth in Item 1 hereof, minus the total credits set forth in Item 2 hereof, is

$

[Here insert statements as to compliance with conditions precedent as required by Section 2.04 of the Fortieth Supplemental Indenture.]

Dated:

President

Treasurer of PUGET SOUND POWER & LIGHT COMPANY”

All Bonds of the 1999 Series delivered to the Trustee and credited against any sinking and improvement fund payment and all Bonds of the 1999 Series redeemed by operation of the sinking and improvement fund or the redemption of which has been made the basis of a credit against any sinking and improvement fund payment or Bond credits therefor, and all net additions made the basis of a credit against any sinking and improvement fund payment, shall be deemed to be thereupon funded, but only so long as any Bonds of the 1999 Series are outstanding. All Bonds of the 1999 Series so delivered or redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

Forthwith after the filing of the annual sinking and improvement fund certificate preceding each sinking and improvement fund payment date on which the Company will, as shown by said certificate, be required to make to the Trustee a payment in cash for the sinking and improvement fund, the Trustee shall proceed to select for redemption, in the manner provided in Article Ten of the Indenture, a principal amount of Bonds of the 1999 Series equal to the amount of such cash payment and, in the name of the Company, shall give notice as required by the provisions of Section 1.02 hereof and Article Ten of the Indenture of the redemption for the sinking and improvement fund, at the principal amount thereof, on the then next ensuing February 1, of the Bonds so selected. On or before the sinking and improvement fund payment date next preceding such February 1, the Company shall pay to the Trustee the cash payment required by this Section, plus the amount of all interest accrued, if any, and premium, if any, payable, on Bonds of the 1999 Series to be redeemed by the application of such cash payment, and the money so paid shall be applied by the Trustee to the redemption of such Bonds. The Company shall also deliver to the Trustee with the filing of any annual sinking and improvement fund certificate, or not later than the next succeeding sinking and improvement fund payment date, any Bonds of the 1999 Series specified in said Clause (i) of Item 2 in such Certificate.

All cash paid to the Trustee pursuant to the provisions of this Section shall be held by the Trustee as security for the payment of the called Bonds of the 1999 Series until applied as herein provided.

The Company, upon request of the Trustee from time to time, will pay to the Trustee an amount equal to the cost of giving notice of redemption of Bonds of the 1999 Series for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such expenses.

SECTION 1.04. Depreciation Fund. Notwithstanding the provisions of Section Six of Article II of Part I of the Fortieth Supplemental Indenture, the Company hereby covenants that, so long as any of the Bonds of the 1999 Series shall remain outstanding, (a) the covenants made by the Company in Section Four of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect and (b) Bonds delivered, redeemed or purchased pursuant to said Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any depreciation fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in said Section Four or in Section 2.03 of the Indenture.

SECTION 1.05. Restriction on Payment of Dividends on Common Stock. Notwithstanding the provisions of Section 1.08 of the Forty-fourth Supplemental Indenture, the Company hereby covenants that the covenants made by the Company in Section 1.05 of the Forty-fourth Supplemental Indenture shall continue in full force and effect so long as any of the Bonds of the 1999 Series shall remain outstanding.

SECTION 1.06. Minimum Provision for Depreciation. The Company hereby covenants that the term “minimum provision for depreciation” shall have the meaning specified in Section 1.32 of the Indenture so long as any of the Bonds of the 1999 Series shall remain outstanding.

SECTION 1.07. Duration of Effectiveness of Article One. This Article shall be in force and effect only so long as any of the Bonds of the 1999 Series are outstanding.

ARTICLE TWO.

Principal Amount Presently To Be Outstanding.

SECTION 2.01. The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture, will be One Hundred Eighty-five Million Dollars ($185,000,000), namely, Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 41/8% Series due 1988, Fifteen Million

Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1991, Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8 % Series due 1993, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4 % Series due 1994, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/4% Series due 1996 and Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 6 5/8 % Series due 1997 now issued and outstanding and Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 7 1/2% Series due 1999 to be authenticated and delivered pursuant to Section 2.02 of this Fifty-second Supplemental Indenture. Additional Bonds of the 1984 Series, the 1988 Series, the 1991 Series, the 1993 Series, the 1994 Series, the 1996 Series, the 1997 Series, the 1999 Series and of any other series established after the execution and delivery of this Fifty-second Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture and indentures supplemental thereto.

SECTION 2.02. Bonds of the 1999 Series in the aggregate principal amount of Twenty Million Dollars ($20,000,000) may forthwith, upon the execution and delivery of this Fifty-second Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

ARTICLE THREE.

Miscellaneous.

SECTION 3.01. This Fifty-second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Bonds of the 1999 Series to the same extent as if specifically set forth herein. All terms used in this Fifty-second Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

SECTION 3.02. All recitals in this Fifty-second Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 3.03. The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of this Fifty-second Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted, so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 3.04. This Fifty-second Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.05. Although this Fifty-second Supplemental Indenture is dated for convenience and for the purpose of reference as of February 1, 1969, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

SECTION 3.06. For the purpose of complying with the filing provisions of the Uniform Commercial Code, Article 62A.9 of the Revised Code of Washington, which became effective in Washington State on July 1, 1967, attached to three of the executed copies of this Fifty-second Supplemental Indenture are conformed copies of the Fortieth Supplemental Indenture through the Fifty-first Supplemental Indenture, and said Supplemental Indentures are hereby ratified, renewed and incorporated herein by reference.

IN WITNESS WHEREOF, Puget Sound Power & Light Company has caused this Fifty-second Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and Old Colony Trust Company in token of its acceptance of the trust hereby created has caused this Fifty-second Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, all on January 31 and February 3, 1969, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

		By	/S/ R. F. PLYMIRE
Senior Vice President.
Attest:
CORPORATE SEAL
/s/ J.H. KING
Assistant Secretary.

OLD COLONY TRUST COMPANY

		By	/S/ J.J. WALSH
Vice President
Attest:
CORPORATE SEAL
/s/ F.C. GOODWIN
Assistant Secretary.

STATE OF WASHINGTON	}	ss.:
COUNTY OF KING

R. F. PLYMIRE and J. H. KING, being duly sworn each for himself on oath deposes and says that he, the said R. F. PLYMIRE, is and at the time of the execution of the foregoing Supplemental Indenture was a Vice President of PUGET SOUND POWER & LIGHT COMPANY, a corporation and the mortgagor therein named, and the same person who as such Vice President executed said Supplemental Indenture in behalf of said corporation; and that he, the said J. H. KING, is and at the time of the execution of said Supplemental Indenture was an Assistant Secretary of said corporation, the said mortgagor, and the tame person who as such Assistant Secretary attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to hinder, delay or defraud creditors or any creditor of said corporation.

R. F. PLYMIRE                                                                                                                                                J. H. KING

Subscribed and sworn to before me this 3rd day of February, 1969.

/S/ W. K. TOPE
Notary Public in and for the State of Washington.
Residing at Bellevue, Wash.;

NOTARIAL SEAL

STATE OF WASHINGTON	}	ss.:
COUNTY OF KING

On this 3rd day of February, 1969, before me personally appeared R. F. PLYMIRE and J. H. KING to me know to be a Vice President and an Assistant Secretary, respectively, of PUGET SOUND POWER & LIGHT COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/S/ W. K. TOPE
Notary Public in and for the State of Washington.
Residing at Bellevue, Wash.;

NOTARIAL SEAL

STATE OF NEW YORK	}	ss.:
COUNTY OF NEW YORK

On this 31st day of January, 1969, before me personally appeared J. J. WALSH and F. C. GOODWIN, to me known to be a Vice President and an Assistant Secretary, respectively, of OLD COLONY TRUST COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/S/ ALLAN S. FERMAN
ALLAN S. FERMAN Notary Public, State of New York No. 31-6273600
Qualified in New York County Commission Expires March 30, 1970

NOTARIAL SEAL

TO COUNTY AUDITOR:

This instrument is a mixed real and chattel mortgage. Record and index as real estate mortgage.

TO SECRETARY OF STATE:

This instrument is a mixed real and chattel mortgage. File and index pursuant to RCW 62A.9-302 (5).

OLD COLONY TRUST COMPANY, Trustee

/s/ F. C. GOODWIN
F. C. GOODWIN
Assistant Secretary